                                                                      EXHIBIT 11
                                   EXHIBIT 11
                  STATEMENT RE: EARNINGS PER SHARE CALCULATION



                                                                                    Year Ended December 31,
                                                                 --------------------------------------------------------------
                                                                     1996                   1995                       1994
                                                                 -------------      -------------------          --------------

Net income                                                       $  278,579                 612,654                   590,904
Preferred dividends paid                                                  -                 (40,184)                  (36,796)
                                                                 -------------      -------------------          --------------
Net income available for common stock                            $  278,579                 572,470                   554,108
                                                                 =============      ===================          ==============

Common stock shares used in earnings per share calculation

Shares outstanding at beginning of period                         1,046,047                 823,232                   782,316
Shares issued in connection with stock dividends                     73,047                  41,072                    39,061
Issuance of common stock                                                  -                 138,098                         -
Stock options exercised                                              26,934                   7,831                     1,855
Exchange of preferred stock                                               -                  35,814                         -
                                                                 -------------      -------------------          --------------
Shares outstanding at end of period                               1,146,028               1,046,047                   823,232
Dilutive effect of stock options and warrants                        40,563                  51,862                    32,281
                                                                 -------------      -------------------          --------------
Common and common equivalent shares outstanding                   1,186,591               1,097,909                   855,513
                                                                 =============      ===================          ==============

Adjusted for subsequent stock dividends                           1,186,591               1,174,763                   961,169
                                                                 =============      ===================          ==============

Common equity                                                    $6,750,041               6,365,020                 4,349,968
                                                                 =============      ===================          ==============

Book value per share                                             $     5.69           $        5.42               $      4.53
                                                                 =============      ===================          ==============


Weighted average shares outstanding during period                 1,128,698                 887,278                   821,549
Dilutive effect of stock options and warrants
   using the treasury stock method                                   67,909                  45,945                    32,281
Weighted average common shares used
                                                                 -------------      -------------------          --------------
   in earnings per share calculation                              1,196,607                 933,189                   853,830
                                                                 =============      ===================          ==============

Adjusted for subsequent stock dividends                           1,196,607                 998,512                   959,278
                                                                 =============      ===================          ==============

Eanings per share as originally reported                         $     0.23           $        0.61               $      0.65
                                                                 =============      ===================          ==============

Earnings per share adjusted for stock dividends                  $     0.23           $        0.57               $      0.58
                                                                 =============      ===================          ==============